Exhibit 99.1

F.N.B. Corporation Reports Second Quarter 2016 Earnings

PITTSBURGH, July 21, 2016 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) reported earnings for the second quarter of 2016 with net income available to common stockholders for the second quarter of 2016 of $39.3 million, or $0.19 per diluted common share, including $0.03 per share in merger-related costs. Comparatively, first quarter of 2016 net income available to common stockholders totaled $24.1 million, or $0.12 per share, including $0.09 per share in merger-related costs, and second quarter of 2015 net income available to common stockholders totaled $38.1 million, or $0.22 per share. Operating results are presented in the tables below.

Vincent J. Delie, Jr., President and Chief Executive Officer, commented, "FNB delivered another strong performance, achieving record revenue and operating net income, as well as an improved efficiency ratio. Additionally, the second quarter revenue growth was led by a 29% increase in non-interest income compared to the year-ago quarter, directly attributable to our acquisition strategy and the strategic investments in our high-value fee-based businesses."

Quarterly Results Summary	2Q16	1Q16	2Q15
Reported Results

Net income available to common stockholders ($ in millions)	$39.3	$24.1	$38.1
Net income per diluted common share	$0.19	$0.12	$0.22

Operating Results (Non-GAAP *)
Operating net income available to common stockholders ($ in millions)	$46.1	$40.7	$38.4
Operating net income per diluted common share	$0.22	$0.21	$0.22

Average Diluted Shares Outstanding (in 000's)	211,675	194,878	176,362

Operating net income is a non-GAAP measure used by management to measure performance of the operation of the business, and management believes that the use of this non-GAAP measure enhances investors' ability to better understand the underlying business performance and trends produced related to core business activities. See Reconciliation of Operating Net Income in the Data Sheets that follow.

Second Quarter 2016 Highlights
(All comparisons refer to the first quarter of 2016, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances acquired via an acquisition.)

Results include the impact from the acquisition of Fifth Third Bank Branches (5/3) on April 22, 2016 and Metro Bancorp, Inc. (METR) on February 13, 2016.

  Organic growth in total average loans was $150 million, or 4.3% annualized, with average commercial loan growth of $6 million, or 0.3% annualized, and average consumer loan growth of $133 million, or 9.7% annualized.
  On an organic basis, average total deposits and customer repurchase agreements grew $149 million, or 3.8% annualized, primarily due to growth in average transaction deposits and customer repurchase agreements.
  The net interest margin* increased one basis point to 3.41%, compared to 3.40% in the prior quarter.
  The efficiency ratio* was 55.4%, compared to 56.4% in the prior quarter and 56.0% in the year-ago quarter.
  Credit quality results reflect generally consistent non-performing loan levels and slightly increased total delinquency levels.  Non-performing loans and other real estate owned (OREO) to total originated loans and OREO was 1.15%, compared to 1.18% in the prior quarter, and total originated delinquency increased slightly to 1.02% at June 30, 2016.  Net originated charge-offs were 0.35% annualized of total average originated loans, compared to 0.21% annualized in the first quarter of 2016 and 0.23% annualized in the year-ago quarter.
  The tangible common equity to tangible assets ratio* was 6.68% at June 30, 2016, compared to 6.93% at March 31, 2016, reflecting the strong loan growth and the addition of Fifth Third balances.  The tangible book value per common share* increased $0.04 to $6.40 at June 30, 2016.

Second Quarter 2016 Results – Comparison to Prior Quarter
(All comparisons refer to the first quarter of 2016, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances acquired via acquisitions.)

Results include the impact from the acquisition of Fifth Third Bank branches (5/3) on April 22, 2016 and Metro Bancorp, Inc. (METR) on February 13, 2016.

Net Interest Income/Loans/Deposits
Net interest income on a fully taxable equivalent (FTE) basis* totaled $157.2 million, increasing $14.3 million or 10.0%. The reported net interest margin increased slightly to 3.41%, compared to 3.40%, as the second quarter had $2.3 million of greater accretable yield benefit. The core net interest margin* narrowed 3 basis points to 3.35%, reflecting the continued low interest rate environment. Average earning assets grew $1.6 billion, or 9.5%, due to a full quarter of earning assets from the METR and 5/3 branch acquisitions and continued organic loan growth.

Average loans totaled $14.3 billion and increased $1.1 billion, or 8.3%, reflecting the acquired METR and 5/3 average loan balances and organic average loan growth of $150 million, or 4.3% annualized (including the impact of exiting $60 million in adversely classified acquired commercial loan pools through sales in March and June). Average organic consumer loan growth was $133 million, or 9.7% annualized.

Total average deposits and customer repurchase agreements totaled $16.0 billion and increased $1.5 billion, or 10.2%, including the acquired METR and 5/3 balances and average organic growth of $149 million or 3.8% annualized. Organic growth in low-cost transaction deposit accounts and customer repurchase agreements was $140 million, or 4.3% annualized.

Non-Interest Income
Non-interest income totaled $51.4 million, increasing $5.4 million, or 11.7%. The increase in non-interest income was due to the benefit of a full quarter of METR operations, increased capital markets revenue driven by higher commercial volume, and favorable mortgage and consumer banking performance. Capital markets, mortgage banking, insurance and wealth management organic growth results reflect the benefits from investments made to increase the scale of each business and incremental lift from the newer markets of Cleveland and Baltimore. Non-interest income equaled 25% of total revenue.

Non-Interest Expense
Non-interest expense totaled $129.6 million, decreasing $7.0 million, or 5.1%, and included merger and severance costs of $10.6 million, compared to $24.9 million of merger and severance costs and a $2.6 million impairment charge on acquired other assets in the prior quarter. Absent these merger and acquisition-related costs, non-interest expense would have increased $10.0 million, or 9.1%, primarily attributable to the additional operating costs for a full quarter of METR and 5/3 branches converted early during the second quarter. The efficiency ratio* improved to 55.4%, compared to 56.4%.

Credit Quality
Credit quality results continued to reflect satisfactory performance and slightly increased non-performing loan levels and total delinquency levels. The ratio of non-performing loans and OREO to total loans and OREO was flat at 0.95%, and for the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO decreased 3 basis points to 1.15%. Total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans increased 9 basis points to 1.02%, compared to 0.93% at March 31, 2016. The increase in originated delinquency primarily relates to loans 30 days past due.

Net charge-offs totaled $10.1 million, or 0.28% annualized of total average loans, compared to $6.0 million, or 0.18% annualized. For the originated portfolio, net charge-offs were $9.9 million, or 0.35% annualized of total average originated loans, compared to $5.9 million or 0.21% annualized. The increase in net charge-offs during the quarter was caused by $4.0 million of net charge-offs from a single commercial relationship involving a borrower alleged to have falsified documents and financial information over an extended period of time. The ratio of the allowance for loan losses to total originated loans was stable at 1.26% at June 30, 2016. The provision for loan losses totaled $16.6 million, compared to $11.8 million in the prior quarter, with the increase driven by the above-mentioned charge-off.

June 2016 Year-To-Date Results – Comparison to Prior Year-To-Date Period
(All comparisons refer to the first six months of 2015, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances acquired via acquisitions.)

Results include the impact from the acquisition of Fifth Third Bank branches (5/3) on April 22, 2016, Metro Bancorp, Inc. (METR) on February 13, 2016, and the acquisition of five Bank of America branches (BofA) on September 19, 2015.

Net Interest Income/Loans/Deposits
Net interest income on a FTE basis* totaled $300.0 million, increasing $50.7 million, or 20.3%, reflecting average earning asset growth of $3.2 billion, or 22.0%. The reported net interest margin was 3.41%, compared to 3.46%. The core net interest margin* narrowed 4 basis points to 3.39%, due to the extended low interest rate environment and competitive landscape for earning assets.

Average loans totaled $13.8 billion and increased $2.4 billion, or 20.9%, including the impact of acquired METR, 5/3 and BofA balances. Organic growth in total average loans equaled $926 million, or 8.1%. Organic growth in average commercial loans totaled $554 million, or 8.7%, and organic growth in average consumer loans was $368 million or 7.4%. Total organic commercial loan growth was led by the increased production levels from the metropolitan markets of Pittsburgh, Baltimore and Cleveland. Total average consumer loan growth was led by foot-print wide growth in the residential and indirect portfolios.

Average deposits and customer repurchase agreements totaled $15.2 billion and increased $2.8 billion, or 22.1%, due to acquired METR, 5/3 and BofA balances and average organic growth of $725 million or 5.8%. On an organic basis, average total transaction deposits and customer repurchase agreements increased $834 million or 8.4%. Total loans as a percentage of deposits and customer repurchase agreements was 92.1% at June 30, 2016.

Non-Interest Income
Non-interest income totaled $97.5 million, increasing $19.5 million or 25.0%. Non-interest income reflects the benefit of the METR, 5/3 and BofA acquisitions and strong organic growth from capital markets, mortgage banking, wealth management and positive consumer banking revenue trends.

Non-Interest Expense
Non-interest expense totaled $266.3 million, increasing $75.1 million, or 39.3%. The first six months of 2016 included merger costs of $35.5 million and a $2.6 million impairment charge on acquired other assets. Absent these items and merger costs of $0.4 million in the first six months of 2015, total non-interest expense increased $37.4 million, or 19.6%, compared to the first six months of 2015, with the increase primarily attributable to the expanded operations of METR, 5/3 and BofA. The efficiency ratio* was 55.9%, improved slightly from 56.3% in the first six months of 2015.

Credit Quality
Credit quality results continued to reflect satisfactory performance with slightly increased non-performing loan and total delinquency levels. For the originated portfolio, non-performing loans and OREO to total loans and OREO was 1.15%, compared to 1.05%, and total originated delinquency increased sixteen basis points to 1.02% at June 30, 2016. The increase in originated non-performing levels was due to normal migration at this stage of the economic cycle.

Net charge-offs for the first six months totaled $16.1 million, or 0.23% annualized of total average loans, compared to 0.21% annualized in the prior-year period. Net originated charge-offs were 0.28% annualized of total average originated loans, compared to 0.23% annualized. For the originated portfolio, the allowance for loan losses to total originated loans was 1.26%, compared to 1.21% at June 30, 2015, reflecting additional reserves related to the normal credit migration in this stage of the economic cycle. The ratio of the allowance for loan losses to total loans decreased 7 basis points to 1.06%, with the movement due to additional loan balances from acquisitions without a corresponding allowance for loan losses in accordance with accounting for business combinations. The provision for loan losses was $28.4 million, compared to $17.0 million in the prior-year period. The increase is attributable to strong originated loan growth and limited credit migration along with the above-mentioned charge-off.

Capital Position
The tangible common equity to tangible assets ratio* was 6.68%, compared to 6.93% at March 31, 2016. The book value per common share increased to $11.61, from $11.50 at March 31, 2016. The tangible book value per common share* increased to $6.40, from $6.36 at March 31, 2016. The common dividend payout ratio for the second quarter of 2016 was 64.7%.

* Non-GAAP Financial Measures
F.N.B. Corporation uses non-GAAP financial measures, such as operating net income available to common stockholders, operating net income per diluted common share, net interest income on a FTE basis, core net interest margin, efficiency ratio, tangible book value per common share and the ratio of tangible common equity to tangible assets, to provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and to facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable U.S. GAAP financial measures are included in the tables at the end of this release under the caption "Non-GAAP Financial Measures."

Operating net income is a non-GAAP measure used by management to measure performance in operating the business that management believes provides investors with the ability to better understand recurring business performance and the underlying trends produced by core business activities.

We believe merger expenses are not organic costs to run our operations and facilities. These charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to F.N.B Corporation or to convert and consolidate customer records onto the F.N.B. platforms. These costs are unique to each transaction based on the contracts in existence at the merger date.

Interest income amounts are reflected on an FTE basis which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35.0% for each period presented. The Corporation believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

Conference Call
F.N.B. Corporation will host a conference call to discuss financial results for the second quarter of 2016 on Thursday, July 21, 2016, at 2:00 p.m. Eastern Time. Participating callers may access the call by dialing (844) 802-2440 or (412) 317-5133 for international callers. Participants should ask to be joined into the F.N.B. Corporation call. The Webcast and presentation materials may be accessed through the "About Us - Investor Relations & Shareholder Services" section of the Corporation's Web site at www.fnbcorporation.com.

A replay of the call will be available shortly after the completion of the call on the day of the call until midnight ET on Thursday, July 28, 2016. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference replay access code is 10088077. Following the call, a transcript of the call and the related presentation materials will be posted to the "Shareholder and Investor Relations" section of F.N.B. Corporation's web site at www.fnbcorporation.com.

About F.N.B. Corporation
F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in six states and three major metropolitan areas. It holds a top retail deposit market share in Pittsburgh, PA, Baltimore, MD, and Cleveland, OH. The Company has total assets of $21.2 billion and more than 300 banking offices throughout Pennsylvania, Maryland, Ohio and West Virginia. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.'s wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 70 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

Cautionary Statement Regarding Forward-looking Information
We make statements in this press release and the related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

  Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
    Changes in interest rates and valuations in debt, equity and other financial markets.
    Disruptions in the liquidity and other functioning of U.S. and global financial markets.
    The impact of federal regulatory agencies that have oversight or review of F.N.B. Corporation's business and securities activities, including the bank regulatory examination and supervisory process.
    Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
    Slowing or reversal of the rate of growth in the economy and employment levels and other economic factors that affect our liquidity and the performance of our loan portfolio, particularly in the markets in which we operate.
    Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.
  Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain employees. These developments could include:
    Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles. We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
    Results of the regulatory examination and supervisory process.
    Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act, Volcker rule, Dodd-Frank stress testing rules (DFAST) and Basel III initiatives.
    Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and our operational or security systems or infrastructure, or those of third-party vendors or other service providers, and rapid technological developments and changes.
  Business and operating results are affected by judgments and assumptions in our analytical and forecasting models, our reliance on the advice of experienced outside advisors and our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.
  As demonstrated by our acquisitions, we grow our business in part by acquiring, from time to time, other financial services companies, financial services assets and related deposits. These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost or difficulties involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios; the extent of deposit attrition; and the potential dilutive effect to our current shareholders.
  Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance, and the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
  Challenges encountered in extending into new geographic markets, including management and oversight of remote locations, understanding the economic and business dynamics of new markets, customer acceptance of a new market entrant and other competitive concerns.
  Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities, cyber-attacks or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding these and other factors in our 2015 Form 10-K, including the Risk Factors section of that report, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				Percent Variance
				2Q16 -	2Q16 -
Statement of earnings	2Q16	1Q16	2Q15	1Q16	2Q15
Interest income	$170,931	$155,754	$135,448	9.7	26.2
Interest expense	16,562	15,400	11,681	7.5	41.8
Net interest income	154,369	140,354	123,767	10.0	24.7
Taxable equivalent adjustment	2,791	2,463	1,805	13.3	54.6
Net interest income (FTE) (1)	157,160	142,817	125,572	10.0	25.2
Provision for credit losses	16,640	11,768	8,864	41.4	87.7
Net interest income after provision (FTE)	140,520	131,049	116,708	7.2	20.4

Service charges	26,396	21,276	17,514	24.1	50.7
Trust income	5,405	5,282	5,432	2.3	-0.5
Insurance commissions and fees	4,105	4,921	3,559	-16.6	15.4
Securities commissions and fees	3,622	3,374	3,597	7.4	0.7
Mortgage banking operations	2,753	1,595	2,516	72.6	9.4
Net securities gains	226	71	14	n/m	n/m
Other	8,904	9,525	7,120	-6.5	25.1
Total non-interest income	51,411	46,044	39,752	11.7	29.3

Salaries and employee benefits	61,329	56,425	50,431	8.7	21.6
Occupancy and equipment	20,207	17,822	16,170	13.4	25.0
FDIC insurance	5,103	3,968	2,783	28.6	83.4
Amortization of intangibles	3,388	2,649	1,999	27.9	69.4
Other real estate owned	172	1,409	1,580	-87.8	-89.1
Merger, acquisition and severance-related	10,551	24,940	371	n/m	n/m
Other	28,879	29,435	23,165	-1.9	24.7
Total non-interest expense	129,629	136,648	96,499	-5.1	34.3

Income before income taxes	62,302	40,445	59,961	54.0	3.9
Taxable equivalent adjustment	2,791	2,463	1,805	13.3	54.6
Income taxes	18,211	11,850	18,025	53.7	1.0
Net income	41,300	26,132	40,131	58.0	2.9
Preferred stock dividends	2,010	2,010	2,010
Net income available to common stockholders	$39,290	$24,122	$38,121	62.9	3.1

Earnings per common share:
Basic	$0.19	$0.12	$0.22	58.3	-13.6
Diluted	$0.19	$0.12	$0.22	58.3	-13.6

Reconciliation of Operating Net Income:
Net income available to common stockholders	$39,290	$24,122	$38,121
Merger, acquisition and severance costs	10,551	24,940	371
Tax benefit of merger, acquisition and severance costs	(3,693)	(8,411)	(130)
Operating net income available to common stockholders	$46,148	$40,651	$38,362	13.5	20.3

Net income per diluted common share	$0.19	$0.12	$0.22
Effect of merger, acquisition and severance costs	0.05	0.13	0.00
Tax benefit of merger, acquisition and severance costs	(0.02)	(0.04)	(0.00)
Operating net income per diluted common share	$0.22	$0.21	$0.22	4.8	0.0

Common stock data
Average diluted shares outstanding	211,675,449	194,877,922	176,361,840	8.6	20.0
Period end shares outstanding	210,120,601	209,733,291	175,286,980	0.2	19.9
Book value per common share	$11.61	$11.50	$11.18	0.9	3.8
Tangible book value per common share (4)	$6.40	$6.36	$6.22	0.6	2.9
Dividend payout ratio (common)	64.68%	104.86%	55.51%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,		Percent
Statement of earnings	2016	2015	Variance
Interest income	$326,685	$268,817	21.5
Interest expense	31,962	23,129	38.2
Net interest income	294,723	245,688	20.0
Taxable equivalent adjustment	5,254	3,588	46.4
Net interest income (FTE) (1)	299,977	249,276	20.3
Provision for credit losses	28,408	17,000	67.1
Net interest income after provision (FTE)	271,569	232,276	16.9

Service charges	47,672	33,331	43.0
Trust income	10,687	10,593	0.9
Insurance commissions and fees	9,026	7,928	13.8
Securities commissions and fees	6,996	6,654	5.2
Mortgage banking operations	4,348	4,315	0.8
Net securities gains	297	5	n/m
Other	18,429	15,108	22.0
Total non-interest income	97,455	77,934	25.0

Salaries and employee benefits	117,754	99,700	18.1
Occupancy and equipment	38,029	32,794	16.0
FDIC insurance	9,071	6,472	40.2
Amortization of intangibles	6,037	4,114	46.8
Other real estate owned	1,580	2,489	-36.5
Merger, acquisition and severance-related	35,491	371	n/m
Other	58,315	45,214	29.0
Total non-interest expense	266,277	191,154	39.3

Income before income taxes	102,747	119,056	-13.7
Taxable equivalent adjustment	5,254	3,588	46.4
Income taxes	30,061	34,994	-14.1
Net income	67,432	80,474	-16.2
Preferred stock dividends	4,020	4,020
Net income available to common stockholders	$63,412	$76,454	-17.1

Earnings per common share:
Basic	$0.31	$0.44	-29.5
Diluted	$0.31	$0.43	-25.6

Reconciliation of Operating Net Income:
Net income available to common stockholders	$63,412	$76,454
Merger, acquisition and severance costs	35,491	371
Tax benefit of merger, acquisition and severance costs	(12,104)	(130)
Operating net income available to common stockholders	$86,799	$76,695	13.2

Net income per diluted common share	$0.31	$0.43
Effect of merger, acquisition and severance costs	0.17	0.00
Tax benefit of merger, acquisition and severance costs	(0.06)	(0.00)
Operating net income per diluted common share	$0.43	$0.44	-2.3

Common stock data
Average diluted shares outstanding	203,271,405	176,096,938	15.4
Period end shares outstanding	210,120,601	175,286,980	19.9
Book value per common share	$11.61	$11.18	3.8
Tangible book value per common share (4)	$6.40	$6.22	2.9
Dividend payout ratio (common)	79.97%	55.13%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				Percent Variance
				2Q16 -	2Q16 -
Balance Sheet (at period end)	2Q16	1Q16	2Q15	1Q16	2Q15
Assets
Cash and due from banks	$285,783	$260,426	$196,189	9.7	45.7
Interest bearing deposits with banks	113,244	85,519	41,290	32.4	174.3
Cash and cash equivalents	399,027	345,945	237,479	15.3	68.0
Securities available for sale	2,133,662	2,099,343	1,618,620	1.6	31.8
Securities held to maturity	2,064,305	1,776,020	1,518,060	16.2	36.0
Residential mortgage loans held for sale	12,062	7,683	6,711	57.0	79.7
Loans and leases, net of unearned income	14,563,128	14,165,599	11,626,787	2.8	25.3
Allowance for credit losses	(154,369)	(147,800)	(131,141)	4.4	17.7
Net loans and leases	14,408,759	14,017,799	11,495,646	2.8	25.3
Premises and equipment, net	224,805	208,672	167,010	7.7	34.6
Goodwill	1,021,247	1,006,934	831,333	1.4	22.8
Core deposit and other intangible assets, net	83,744	80,116	45,057	4.5	85.9
Bank owned life insurance	328,127	310,106	304,318	5.8	7.8
Other assets	539,229	471,906	374,367	14.3	44.0
Total Assets	$21,214,967	$20,324,524	$16,598,601	4.4	27.8

Liabilities
Deposits:
Non-interest bearing demand	$3,969,115	$3,896,782	$2,813,488	1.9	41.1
Interest bearing demand	6,657,651	6,512,461	5,226,703	2.2	27.4
Savings	2,284,159	2,291,656	1,730,359	-0.3	32.0
Certificates and other time deposits	2,617,637	2,689,584	2,587,577	-2.7	1.2
Total Deposits	15,528,561	15,390,483	12,358,127	0.9	25.7
Short-term borrowings	2,260,411	1,563,888	1,507,582	44.5	49.9
Long-term borrowings	656,844	657,445	542,578	-0.1	21.1
Other liabilities	223,813	194,687	124,543	15.0	79.7
Total Liabilities	18,669,630	17,806,503	14,532,830	4.8	28.5

Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	0.0	0.0
Common stock	2,116	2,112	1,765	0.2	19.9
Additional paid-in capital	2,220,243	2,214,959	1,803,347	0.2	23.1
Retained earnings	255,921	242,045	210,422	5.7	21.6
Accumulated other comprehensive loss	(25,459)	(33,651)	(43,953)	-24.3	-42.1
Treasury stock	(14,366)	(14,326)	(12,692)	0.3	13.2
Total Stockholders' Equity	2,545,337	2,518,021	2,065,771	1.1	23.2
Total Liabilities and Stockholders' Equity	$21,214,967	$20,324,524	$16,598,601	4.4	27.8

Selected average balances
Total assets	$20,780,413	$18,916,639	$16,457,166	9.9	26.3
Earning assets	18,496,395	16,898,563	14,661,142	9.5	26.2
Interest bearing deposits with banks	109,432	123,445	75,955	-11.4	44.1
Securities	4,026,101	3,526,198	3,045,009	14.2	32.2
Residential mortgage loans held for sale	15,734	6,128	8,049	156.8	95.5
Loans and leases, net of unearned income	14,345,128	13,242,792	11,532,129	8.3	24.4
Allowance for credit losses	150,487	142,943	131,431	5.3	14.5
Goodwill and intangibles	1,100,129	974,672	875,314	12.9	25.7
Deposits and customer repurchase agreements (6)	15,972,093	14,494,799	12,579,811	10.2	27.0
Short-term borrowings	1,400,109	1,260,466	1,127,376	11.1	24.2
Long-term borrowings	657,059	648,490	541,992	1.3	21.2
Total stockholders' equity	2,532,226	2,329,715	2,066,024	8.7	22.6
Preferred stockholders' equity	106,882	106,882	106,882	0.0	0.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,		Percent
Balance Sheet (at period end)	2016	2015	Variance
Assets
Cash and due from banks	$285,783	$196,189	45.7
Interest bearing deposits with banks	113,244	41,290	174.3
Cash and cash equivalents	399,027	237,479	68.0
Securities available for sale	2,133,662	1,618,620	31.8
Securities held to maturity	2,064,305	1,518,060	36.0
Residential mortgage loans held for sale	12,062	6,711	79.7
Loans and leases, net of unearned income	14,563,128	11,626,787	25.3
Allowance for credit losses	(154,369)	(131,141)	17.7
Net loans and leases	14,408,759	11,495,646	25.3
Premises and equipment, net	224,805	167,010	34.6
Goodwill	1,021,247	831,333	22.8
Core deposit and other intangible assets, net	83,744	45,057	85.9
Bank owned life insurance	328,127	304,318	7.8
Other assets	539,229	374,367	44.0
Total Assets	$21,214,967	$16,598,601	27.8

Liabilities
Deposits:
Non-interest bearing demand	$3,969,115	$2,813,488	41.1
Interest bearing demand	6,657,651	5,226,703	27.4
Savings	2,284,159	1,730,359	32.0
Certificates and other time deposits	2,617,637	2,587,577	1.2
Total Deposits	15,528,561	12,358,127	25.7
Short-term borrowings	2,260,411	1,507,582	49.9
Long-term borrowings	656,844	542,578	21.1
Other liabilities	223,813	124,543	79.7
Total Liabilities	18,669,630	14,532,830	28.5

Stockholders' Equity
Preferred Stock	106,882	106,882	0.0
Common stock	2,116	1,765	19.9
Additional paid-in capital	2,220,243	1,803,347	23.1
Retained earnings	255,921	210,422	21.6
Accumulated other comprehensive loss	(25,459)	(43,953)	-42.1
Treasury stock	(14,366)	(12,692)	13.2
Total Stockholders' Equity	2,545,337	2,065,771	23.2
Total Liabilities and Stockholders' Equity	$21,214,967	$16,598,601	27.8

Selected average balances
Total assets	$19,848,526	$16,303,055	21.7
Earning assets	17,697,479	14,505,373	22.0
Interest bearing deposits with banks	116,439	75,832	53.5
Securities	3,776,149	3,014,550	25.3
Residential mortgage loans held for sale	10,931	6,450	69.5
Loans and leases, net of unearned income	13,793,960	11,408,541	20.9
Allowance for credit losses	146,715	130,071	12.8
Goodwill and intangibles	1,037,400	875,753	18.5
Deposits and customer repurchase agreements (6)	15,233,446	12,471,785	22.1
Short-term borrowings	1,330,288	1,090,860	21.9
Long-term borrowings	652,775	541,771	20.5
Total stockholders' equity	2,430,970	2,053,214	18.4
Preferred stockholders' equity	106,882	106,882	0.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				Percent Variance
				2Q16 -	2Q16 -
	2Q16	1Q16	2Q15	1Q16	2Q15
Performance ratios
Return on average equity	6.56%	4.51%	7.79%
Return on average tangible equity (2) (4)	12.25%	8.32%	14.00%
Return on average tangible common equity (2) (4)	12.63%	8.39%	14.63%
Return on average assets	0.80%	0.56%	0.98%
Return on average tangible assets (3) (4)	0.90%	0.63%	1.08%
Net interest margin (FTE) (1)	3.41%	3.40%	3.43%
Yield on earning assets (FTE) (1)	3.77%	3.76%	3.75%
Cost of interest-bearing liabilities	0.47%	0.48%	0.41%
Cost of funds	0.37%	0.38%	0.33%
Efficiency ratio (FTE) (1) (5)	55.45%	56.38%	55.99%
Effective tax rate	30.60%	31.20%	30.99%

Capital ratios
Equity / assets (period end)	12.00%	12.39%	12.45%
Leverage ratio	7.72%	8.50%	8.24%
Tangible equity / tangible assets (period end) (4)	7.21%	7.48%	7.61%
Tangible common equity / tangible assets (period end) (4)	6.68%	6.93%	6.93%

Balances at period end
Loans and Leases:
Commercial real estate	$5,355,625	$5,253,660	$3,852,607	1.9	39.0
Commercial and industrial	3,079,605	3,046,267	2,453,868	1.1	25.5
Commercial leases	200,350	202,605	190,881	-1.1	5.0
Commercial loans and leases	8,635,580	8,502,532	6,497,356	1.6	32.9
Direct installment	1,830,206	1,790,802	1,676,349	2.2	9.2
Residential mortgages	1,678,646	1,531,379	1,350,502	9.6	24.3
Indirect installment	1,076,817	1,025,727	942,801	5.0	14.2
Consumer LOC	1,290,053	1,261,493	1,118,970	2.3	15.3
Other	51,826	53,666	40,809	-3.4	27.0
Total loans and leases	$14,563,128	$14,165,599	$11,626,787	2.8	25.3

Deposits:
Non-interest bearing deposits	$3,969,115	$3,896,782	$2,813,488	1.9	41.1
Interest bearing demand	6,657,651	6,512,461	5,226,703	2.2	27.4
Savings	2,284,159	2,291,656	1,730,359	-0.3	32.0
Certificates of deposit and other time deposits	2,617,637	2,689,584	2,587,577	-2.7	1.2
Total deposits	15,528,562	15,390,483	12,358,127	0.9	25.7
Customer repurchase agreements (6)	279,730	297,562	212,380	-6.0	31.7
Total deposits and customer repurchase agreements (6)	$15,808,292	$15,688,045	$12,570,507	0.8	25.8

Average balances
Loans and Leases:
Commercial real estate	$5,276,960	$4,751,188	$3,855,761	11.1	36.9
Commercial and industrial	3,062,936	2,823,995	2,425,800	8.5	26.3
Commercial leases	201,481	204,220	186,918	-1.3	7.8
Commercial loans and leases	8,541,377	7,779,403	6,468,479	9.8	32.0
Direct installment	1,807,048	1,748,350	1,665,245	3.4	8.5
Residential mortgages	1,615,438	1,458,402	1,313,181	10.8	23.0
Indirect installment	1,044,870	1,006,943	924,463	3.8	13.0
Consumer LOC	1,281,636	1,205,762	1,113,621	6.3	15.1
Other	54,759	43,932	47,140	24.6	16.2
Total loans and leases	$14,345,128	$13,242,792	$11,532,129	8.3	24.4

Deposits:
Non-interest bearing deposits	$3,941,857	$3,449,230	$2,776,955	14.3	41.9
Interest bearing demand	6,744,744	6,116,380	4,746,091	10.3	42.1
Savings	2,292,185	2,053,764	1,744,837	11.6	31.4
Certificates of deposit and other time deposits	2,676,851	2,576,387	2,588,778	3.9	3.4
Total deposits	15,655,637	14,195,761	11,856,661	10.3	32.0
Customer repurchase agreements (6)	316,456	299,038	723,150	5.8	-56.2
Total deposits and customer repurchase agreements (6)	$15,972,093	$14,494,799	$12,579,811	10.2	27.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
	2016	2015	Variance
Performance ratios
Return on average equity	5.58%	7.90%
Return on average tangible equity (2) (4)	10.34%	14.28%
Return on average tangible common equity (2) (4)	10.57%	14.95%
Return on average assets	0.68%	1.00%
Return on average tangible assets (3) (4)	0.77%	1.10%
Net interest margin (FTE) (1)	3.41%	3.46%
Yield on earning assets (FTE) (1)	3.77%	3.78%
Cost of interest-bearing liabilities	0.47%	0.41%
Cost of funds	0.37%	0.33%
Efficiency ratio (FTE) (1) (5)	55.88%	56.29%
Effective tax rate	30.83%	30.31%

Capital ratios
Equity / assets (period end)	12.00%	12.45%
Leverage ratio	7.72%	8.24%
Tangible equity / tangible assets (period end) (4)	7.21%	7.61%
Tangible common equity / tangible assets (period end) (4)	6.68%	6.93%

Balances at period end
Loans and Leases:
Commercial real estate	$5,355,625	$3,852,607	39.0
Commercial and industrial	3,079,605	2,453,868	25.5
Commercial leases	200,350	190,881	5.0
Commercial loans and leases	8,635,580	6,497,356	32.9
Direct installment	1,830,206	1,676,349	9.2
Residential mortgages	1,678,646	1,350,502	24.3
Indirect installment	1,076,817	942,801	14.2
Consumer LOC	1,290,053	1,118,970	15.3
Other	51,826	40,809	27.0
Total loans and leases	$14,563,128	$11,626,787	25.3

Deposits:
Non-interest bearing deposits	$3,969,115	$2,813,488	41.1
Interest bearing demand	6,657,651	5,226,703	27.4
Savings	2,284,159	1,730,359	32.0
Certificates of deposit and other time deposits	2,617,637	2,587,577	1.2
Total deposits	15,528,562	12,358,127	25.7
Customer repurchase agreements (6)	279,730	212,380	31.7
Total deposits and customer repurchase agreements (6)	$15,808,292	$12,570,507	25.8

Average balances
Loans and Leases:
Commercial real estate	$5,048,341	$3,821,108	32.1
Commercial and industrial	2,909,198	2,389,871	21.7
Commercial leases	202,851	182,445	11.2
Commercial loans and leases	8,160,390	6,393,424	27.6
Direct installment	1,777,699	1,656,346	7.3
Residential mortgages	1,536,920	1,292,374	18.9
Indirect installment	1,025,906	909,668	12.8
Consumer LOC	1,243,699	1,111,657	11.9
Other	49,346	45,072	9.5
Total loans and leases	$13,793,960	$11,408,541	20.9

Deposits:
Non-interest bearing deposits	$3,695,543	$2,707,566	36.5
Interest bearing demand	6,430,562	4,712,070	36.5
Savings	2,172,975	1,680,916	29.3
Certificates of deposit and other time deposits	2,626,619	2,594,632	1.2
Total deposits	14,925,699	11,695,184	27.6
Customer repurchase agreements (6)	307,747	776,602	-60.4
Total deposits and customer repurchase agreements (6)	$15,233,446	$12,471,785	22.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				Percent Variance
				2Q16 -	2Q16 -
Asset Quality Data	2Q16	1Q16	2Q15	1Q16	2Q15
Non-Performing Assets
Non-performing loans (7)
Non-accrual loans	$67,475	$63,036	$45,396	7.0	48.6
Restructured loans	22,542	21,453	22,916	5.1	-1.6
Non-performing loans	90,017	84,489	68,312	6.5	31.8
Other real estate owned (8)	48,344	50,526	40,190	-4.3	20.3
Total non-performing assets	$138,361	$135,015	$108,502	2.5	27.5

Non-performing loans / total loans and leases	0.62%	0.60%	0.59%
Non-performing loans / total originated loans and
and leases (9)	0.74%	0.74%	0.67%
Non-performing loans + OREO / total loans and
leases + OREO	0.95%	0.95%	0.93%
Non-performing loans + OREO / total originated
loans and leases + OREO (9)	1.15%	1.18%	1.05%
Non-performing assets / total assets	0.65%	0.66%	0.65%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (9)
Balance at beginning of period	$142,220	$135,285	$121,247	5.1	17.3
Provision for credit losses	16,384	12,840	8,744	27.6	87.4
Net loan charge-offs	(9,885)	(5,905)	(5,795)	67.4	70.6
Allowance for credit losses (originated portfolio) (9)	148,719	142,220	124,196	4.6	19.7

Allowance for credit losses (acquired portfolio) (10)
Balance at beginning of period	5,580	6,727	7,252	-17.1	-23.1
Provision for credit losses	256	(1,072)	120	-123.9	113.3
Net loan charge-offs	(186)	(75)	(427)	148.0	-56.4
Allowance for credit losses (acquired portfolio) (10)	5,650	5,580	6,945	1.3	-18.6

Total allowance for credit losses	$154,369	$147,800	$131,141	4.4	17.7

Allowance for credit losses / total loans and leases	1.06%	1.04%	1.13%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (9)	1.26%	1.26%	1.21%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (7)	169.89%	170.43%	181.81%
Net loan charge-offs (annualized) / total average loans
and leases	0.28%	0.18%	0.22%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (9)	0.35%	0.21%	0.23%

Delinquency - Originated Portfolio (9)
Loans 30-89 days past due	$48,706	$36,711	$36,581	32.7	33.1
Loans 90+ days past due	6,186	6,120	5,917	1.1	4.5
Non-accrual loans	64,998	61,997	45,396	4.8	43.2
Total past due and non-accrual loans	$119,890	$104,828	$87,894	14.4	36.4

Total past due and non-accrual loans / total originated loans	1.02%	0.93%	0.86%

Memo item:
Delinquency - Acquired Portfolio (10) (11)
Loans 30-89 days past due	$42,939	$44,651	$20,838	-3.8	106.1
Loans 90+ days past due	47,085	47,913	30,154	-1.7	56.1
Non-accrual loans	2,477	1,039	0	n/m	n/m
Total past due and non-accrual loans	$92,501	$93,603	$50,992	-1.2	81.4

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
Asset Quality Data	2016	2015	Variance
Non-Performing Assets
Non-performing loans (7)
Non-accrual loans	$67,475	$45,396	48.6
Restructured loans	22,542	22,916	-1.6
Non-performing loans	90,017	68,312	31.8
Other real estate owned (8)	48,344	40,190	20.3
Non-performing loans and OREO	138,361	108,502	27.5
Non-performing investments	0	0	n/m
Total non-performing assets	$138,361	$108,502	27.5

Non-performing loans / total loans and leases	0.62%	0.59%
Non-performing loans / total originated loans and
and leases (9)	0.74%	0.67%
Non-performing loans + OREO / total loans and
leases + OREO	0.95%	0.93%
Non-performing loans + OREO / total originated
loans and leases + OREO (9)	1.15%	1.05%
Non-performing assets / total assets	0.65%	0.65%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (9)
Balance at beginning of period	$135,285	$117,952	14.7
Provision for credit losses	29,224	17,810	64.1
Net loan charge-offs	(15,790)	(11,566)	36.5
Allowance for credit losses (originated portfolio) (9)	148,719	124,196	19.7

Allowance for credit losses (acquired portfolio) (10)
Balance at beginning of period	6,727	7,974	-15.6
Provision for credit losses	(816)	(810)	0.7
Net loan charge-offs	(261)	(219)	19.2
Allowance for credit losses (acquired portfolio) (10)	5,650	6,945	-18.6

Total allowance for credit losses	$154,369	$131,141	17.7

Allowance for credit losses / total loans and leases	1.06%	1.13%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (9)	1.26%	1.21%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (7)	169.89%	181.81%
Net loan charge-offs (annualized) / total average loans
and leases	0.23%	0.21%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (9)	0.28%	0.23%

Delinquency - Originated Portfolio (9)
Loans 30-89 days past due	$48,706	$36,581	33.1
Loans 90+ days past due	6,186	5,917	4.5
Non-accrual loans	64,998	45,396	43.2
Total past due and non-accrual loans	$119,890	$87,894	36.4

Total past due and non-accrual loans / total originated loans	1.02%	0.86%

Memo item:
Delinquency - Acquired Portfolio (10) (11)
Loans 30-89 days past due	$42,939	$20,838	106.1
Loans 90+ days past due	47,085	30,154	56.1
Non-accrual loans	2,477	0	n/m
Total past due and non-accrual loans	$92,501	$50,992	81.4

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2Q16			1Q16
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$109,432	$97	0.36%	$123,445	$117	0.38%
Taxable investment securities (12)	3,728,873	17,977	1.93%	3,254,474	16,493	2.03%
Non-taxable investment securities (13)	297,228	3,266	4.40%	271,724	3,092	4.55%
Residential mortgage loans held for sale	15,734	191	4.86%	6,128	77	5.06%
Loans and leases (13) (14)	14,345,128	152,191	4.27%	13,242,792	138,438	4.20%
Total Interest Earning Assets (13)	18,496,395	173,722	3.77%	16,898,563	158,217	3.76%
Cash and due from banks	284,061			248,949
Allowance for loan losses	(150,487)			(142,943)
Premises and equipment	221,030			191,543
Other assets	1,929,414			1,720,527
Total Assets	$20,780,413			$18,916,639

Liabilities
Deposits:
Interest-bearing demand	$6,744,744	4,051	0.24%	$6,116,380	3,456	0.23%
Savings	2,292,185	465	0.08%	2,053,764	364	0.07%
Certificates and other time	2,676,851	5,908	0.89%	2,576,387	5,666	0.88%
Customer repurchase agreements	316,456	201	0.25%	299,038	180	0.24%
Other short-term borrowings	1,400,109	2,358	0.67%	1,260,466	2,181	0.69%
Long-term borrowings	657,059	3,579	2.19%	648,490	3,553	2.20%
Total Interest Bearing Liabilities (13)	14,087,404	16,562	0.47%	12,954,525	15,400	0.48%
Non-interest bearing demand deposits	3,941,857			3,449,230
Other liabilities	218,926			183,169
Total Liabilities	18,248,187			16,586,924
Stockholders' equity	2,532,226			2,329,715
Total Liabilities and Stockholders' Equity	$20,780,413			$18,916,639

Net Interest Earning Assets	$4,408,991			$3,944,038

Net Interest Income (FTE)		157,160			142,817
Tax Equivalent Adjustment		(2,791)			(2,463)
Net Interest Income		$154,369			$140,354

Net Interest Spread			3.30%			3.28%
Net Interest Margin (13)			3.41%			3.40%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2Q15
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$75,707	$28	0.15%
Taxable investment securities (12)	2,815,252	14,467	2.03%
Non-taxable investment securities (13)	168,501	2,283	4.82%
Residential mortgage loans held for sale	4,833	119	5.93%
Loans and leases (13) (14)	11,283,579	120,356	4.19%
Total Interest Earning Assets (13)	14,347,872	137,253	3.75%
Cash and due from banks	194,598
Allowance for loan losses	(128,697)
Premises and equipment	168,586
Other assets	1,564,873
Total Assets	$16,147,232

Liabilities
Deposits:
Interest-bearing demand	$4,677,671	1,946	0.16%
Savings	1,616,284	193	0.04%
Certificates and other time	2,600,551	5,497	0.85%
Customer repurchase agreements	830,646	391	0.21%
Other short-term borrowings	1,053,939	1,403	0.50%
Long-term borrowings	541,549	2,251	1.67%
Total Interest Bearing Liabilities (13)	11,320,640	11,681	0.41%
Non-interest bearing demand deposits	2,637,405
Other liabilities	148,926
Total Liabilities	14,106,971
Stockholders' equity	2,040,261
Total Liabilities and Stockholders' Equity	$16,147,232

Net Interest Earning Assets	$3,027,232

Net Interest Income (FTE)		125,572
Tax Equivalent Adjustment		(1,805)
Net Interest Income		$123,767

Net Interest Spread			3.34%
Net Interest Margin (13)			3.43%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2016			2015
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$116,439	$214	0.37%	$75,832	$60	0.16%
Taxable investment securities (12)	3,491,673	34,469	1.98%	2,835,555	28,680	2.02%
Non-taxable investment securities (13)	284,476	6,358	4.47%	178,995	4,400	4.92%
Residential mortgage loans held for sale	10,931	269	4.92%	6,450	182	5.66%
Loans and leases (13) (14)	13,793,960	290,628	4.24%	11,408,541	239,083	4.22%
Total Interest Earning Assets (13)	17,697,479	331,938	3.77%	14,505,373	272,405	3.78%
Cash and due from banks	266,505			193,788
Allowance for loan losses	(146,715)			(130,072)
Premises and equipment	206,286			168,844
Other assets	1,824,971			1,565,122
Total Assets	$19,848,526			$16,303,055

Liabilities
Deposits:
Interest-bearing demand	$6,430,562	7,507	0.23%	$4,712,070	3,842	0.16%
Savings	2,172,975	829	0.08%	1,680,916	365	0.04%
Certificates and other time	2,626,619	11,574	0.89%	2,594,632	10,878	0.85%
Customer repurchase agreements	307,747	380	0.24%	776,601	847	0.22%
Other short-term borrowings	1,330,288	4,540	0.68%	1,090,860	2,715	0.50%
Long-term borrowings	652,775	7,132	2.20%	541,771	4,482	1.67%
Total Interest Bearing Liabilities (13)	13,520,966	31,962	0.48%	11,396,850	23,129	0.41%
Non-interest bearing demand deposits	3,695,543			2,707,566
Other liabilities	201,047			145,425
Total Liabilities	17,417,556			14,249,841
Stockholders' equity	2,430,970			2,053,214
Total Liabilities and Stockholders' Equity	$19,848,526			$16,303,055

Net Interest Earning Assets	$4,176,513			$3,108,523

Net Interest Income (FTE)		299,976			249,276
Tax Equivalent Adjustment		(5,253)			(3,588)
Net Interest Income		$294,723			$245,688

Net Interest Spread			3.29%			3.37%
Net Interest Margin (13)			3.41%			3.46%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers.  The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP.  The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	2Q16	1Q16	2Q15
Return on average tangible equity (2):
Net income (annualized)	$166,106	$105,101	$160,966
Amortization of intangibles, net of tax (annualized)	10,551	8,404	6,751
	176,657	113,505	167,717

Average total shareholders' equity	2,532,226	2,329,715	2,066,024
Less: Average intangibles	(1,090,542)	(965,595)	(868,133)
	1,441,684	1,364,120	1,197,891

Return on average tangible equity (2)	12.25%	8.32%	14.00%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$158,025	$97,020	$152,903
Amortization of intangibles, net of tax (annualized)	10,551	8,404	6,751
	168,576	105,424	159,654

Average total stockholders' equity	2,532,226	2,329,715	2,066,024
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: Average intangibles	(1,090,542)	(965,595)	(868,133)
	1,334,802	1,257,238	1,091,009

Return on average tangible common equity (2)	12.63%	8.39%	14.63%

Return on average tangible assets (3):
Net income (annualized)	$166,106	$105,101	$160,966
Amortization of intangibles, net of tax (annualized)	10,551	8,404	6,751
	176,657	113,505	167,717

Average total assets	20,780,413	18,916,639	16,457,166
Less: Average intangibles	(1,090,542)	(965,595)	(868,133)
	19,689,871	17,951,044	15,589,033

Return on average tangible assets (3)	0.90%	0.63%	1.08%

Tangible book value per share:
Total shareholders' equity	$2,545,337	$2,518,021	$2,065,771
Less: preferred shareholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(1,094,687)	(1,077,809)	(869,052)
	1,343,768	1,333,330	1,089,837

Ending shares outstanding	210,120,601	209,733,291	175,286,980

Tangible book value per share	$6.40	$6.36	$6.22

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,
	2016	2015
Return on average tangible equity (2):
Net income (annualized)	$135,605	$162,283
Amortization of intangibles, net of tax (annualized)	9,477	6,885
	145,082	169,168

Average total shareholders' equity	2,430,970	2,053,214
Less: Average intangibles	(1,028,068)	(868,707)
	1,402,902	1,184,507

Return on average tangible equity (2)	10.34%	14.28%

Return on average tangible common equity (2):
Net income available to common stockholders (annualized)	$127,520	$154,175
Amortization of intangibles, net of tax (annualized)	9,477	6,885
	136,997	161,060

Average total stockholders' equity	2,430,970	2,053,214
Less: Average preferred stockholders' equity	(106,882)	(106,882)
Less: Average intangibles	(1,028,068)	(868,707)
	1,296,020	1,077,625

Return on average tangible common equity (2)	10.57%	14.95%

Return on average tangible assets (3):
Net income (annualized)	$135,605	$162,283
Amortization of intangibles, net of tax (annualized)	9,477	6,885
	145,082	169,168

Average total assets	19,848,526	16,303,055
Less: Average intangibles	(1,028,068)	(868,707)
	18,820,458	15,434,348

Return on average tangible assets (3)	0.77%	1.10%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2Q16	1Q16	2Q15
Tangible equity / tangible assets (period end):
Total shareholders' equity	$2,545,337	$2,518,021	$2,065,771
Less: intangibles	(1,094,687)	(1,077,809)	(869,052)
	1,450,650	1,440,212	1,196,719

Total assets	21,214,967	20,324,524	16,598,601
Less: intangibles	(1,094,687)	(1,077,809)	(869,052)
	20,120,280	19,246,713	15,729,549

Tangible equity / tangible assets (period end)	7.21%	7.48%	7.61%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$2,545,337	$2,518,021	$2,065,771
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(1,094,687)	(1,077,809)	(869,052)
	1,343,768	1,333,330	1,089,837

Total assets	21,214,967	20,324,524	16,598,601
Less: intangibles	(1,094,687)	(1,077,809)	(869,052)
	20,120,280	19,246,715	15,729,549

Tangible common equity / tangible assets (period end)	6.68%	6.93%	6.93%

Efficiency Ratio:
Total non-interest expense	129,629	136,648	96,499
Less: amortization of intangibles	(3,388)	(2,649)	(1,999)
Less: OREO expense	(172)	(1,409)	(1,580)
Less: merger costs	(10,551)	(24,940)	(371)
Less: other non-recurring items	0	(2,585)	0
Adjusted non-interest expense	115,520	105,065	92,549

Net interest income (FTE)	157,160	142,817	125,572
Non-interest income	51,411	46,044	39,752
Less: net securities gains	(226)	(71)	(14)
Less: other non-recurring items	0	(2,422)	0
Adjusted net interest income (FTE) + non-interest income	208,345	186,368	165,310

Efficiency ratio	55.45%	56.38%	55.99%

Net Interest Margin:
Net interest margin (FTE) (13)	3.41%	3.40%	3.43%
Accretable yield adjustment	-0.06%	-0.02%	-0.04%
Core net interest margin	3.35%	3.38%	3.39%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,
	2016	2015
Efficiency Ratio:
Total non-interest expense	266,277	191,154
Less: amortization of intangibles	(6,037)	(4,114)
Less: OREO expense	(1,580)	(2,489)
Less: merger costs	(35,491)	(371)
Less: other non-recurring items	(2,585)	0
Adjusted non-interest expense	220,583	184,181

Net interest income (FTE)	299,977	249,276
Non-interest income	97,455	77,934
Less: net securities gains	(297)	(5)
Less: OTTI	0	0
Less: other non-recurring items	(2,422)	0
Adjusted net interest income (FTE) + non-interest income	394,713	327,205

Efficiency ratio	55.88%	56.29%

Net Interest Margin:
Net interest margin (FTE) (13)	3.41%	3.46%
Accretable yield adjustment	-0.02%	-0.03%
Core net interest margin	3.39%	3.43%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income excluding amortization of intangibles by average equity less average intangibles. Return on average tangible common equity is calculated by dividing net income available to common shareholders excluding amortization of intangibles by average common equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income excluding amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense and merger, acquisition and severance-related costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities and non-recurring gains.
(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)	Does not include loans acquired at fair value ("acquired portfolio").
(8)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(9)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(10)	"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009.
The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.
(11)	Represents contractual balances.
(12)	The average balances and yields earned on taxable investment securities are based on historical cost.
(13)	The interest income amounts are reflected on a FTE basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented. The yields on earning assets and the net interest margin are presented on an FTE and annualized basis. The rates paid on interest-bearing liabilities are also presented on an annualized basis.
(14)	Average balances for loans include non-accrual loans. Loans and leases consist of average total loans and leases less average unearned income. The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact: Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell), Lazzaro@fnb-corp.com; Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), Reel@fnb-corp.com